Exhibit 4j

                      CLEAN DIESEL TECHNOLOGIES, INC.
                              RIGHTS OFFERING
                           ---------------------

               DTC PARTICIPANT OVERSUBSCRIPTION EXERCISE FORM
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THIS FORM IS TO BE USED ONLY BY DEPOSITORY  TRUST COMPANY  PARTICIPANTS  TO
EXERCISE THE OVERSUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH THE BASIC SUBSCRIPTION PRIVILEGE WAS EXERCISED AND DELIVERED IN FULL THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY. ALL OTHER EXERCISES OF OVERSUBSCRIPTION PRIVILEGES MUST BE EFFECTED BY THE DELIVERY OF RIGHTS CERTIFICATES.

                           ---------------------

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED _______ __, 1998 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE COMPANY AND THE SUBSCRIPTION AGENT.

                           ---------------------

THE RIGHTS WILL ONLY BE GRANTED TO, AND MAY ONLY BE EXERCISED BY, INVESTORS RESIDING IN THE FOLLOWING JURISDICTIONS WHERE THE SECURITIES OFFERED HEREBY HAVE BEEN REGISTERED WITH THE APPROPRIATE SECURITIES REGULATORY AUTHORITIES OR WHERE AN EXEMPTION FROM SUCH REGISTRATION IS
AVAILABLE: OUTSIDE THE UNITED STATES AND IN COLORADO, CONNECTICUT, THE DISTRICT OF COLUMBIA, ILLINOIS, INDIANA, IOWA, KANSAS, MAINE, MARYLAND, MASSACHUSETTS, NEVADA, NEW JERSEY, NEW YORK, NORTH CAROLINA, RHODE ISLAND, VERMONT, VIRGINIA AND WASHINGTON. RIGHTS WILL NOT BE DISTRIBUTED TO HOLDERS WHO RESIDE IN STATES WHERE THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED OR WHERE AN EXEMPTION FROM REGISTRATION IS NOT AVAILABLE. IN ADDITION, THE SERIES B PREFERRED STOCK MAY NOT BE TRANSFERRED TO RESIDENTS OF ANY OF THE FOLLOWING STATES: ARIZONA, FLORIDA, GEORGIA, OHIO, PENNSYLVANIA OR TEXAS.

VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 P.M., NEW YORK CITY TIME, ON ________ __ 1998, UNLESS EXTENDED (THE "EXPIRATION DATE").

1. The undersigned hereby certifies to Clean Diesel Technologies, Inc. (the "Company") and ChaseMellon Shareholder Services, as the Subscription Agent, that it is a participant in The Depository Trust Company ("DTC"), that it resides outside the United States or on one of the following states: [to come], and that it has either (i) exercised in full the Basic Subscription Privilege in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the DTC account of the Subscription Agent designated in the Prospectus, or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise in full of the Basic Subscription Privilege and will deliver the Rights called for in such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such DTC account of the Subscription Agent.

2. The undersigned hereby exercises the Oversubscription Privilege to purchase, to the extent available, ________ shares of Series B Convertible Preferred Stock (the "Series B Preferred Stock") and certifies to the Company and the Subscription Agent that such Oversubscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) on whose behalf the Basic Subscription Privilege was exercised in full.

3. The undersigned understands that payment of the Subscription Price of $____ per share for each share of Series B Preferred Stock subscribed for pursuant to the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Date and represents that such payment, in the aggregate amount of $_________. (check appropriate box):

     [   ]   has  been  or is  being  delivered  to the  Subscription  Agent pursuant to the Notice of Guaranteed Delivery referred to above;

     [   ]   is being delivered to the Subscription Agent herewith;

                       or

     [   ]   has been delivered separately to the Subscription Agent;

and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

     [   ]   wire transfer of funds:
             Name of transferor institution
                                           --------------------------------
             Date of transfer
                             ----------------------------------------------
             Confirmation number (if available)
                                               ----------------------------

     [  ]    uncertified check
     [  ]    certified or cashier's check
     [  ]    money order.


                                    --------------------------------------
                                    Bank Subscription Confirmation Number

                                    --------------------------------------
                                    DTC Participant Number

                                    --------------------------------------
                                    Name of DTC Participant

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:


Date: ____________ ___, 1998

PARTICIPANTS EXERCISING THE OVERSUBSCRIPTION PRIVILEGE PURSUANT HERETO MUST SEPARATELY SUBMIT A NOMINEE HOLDER CERTIFICATION TO THE SUBSCRIPTION AGENT.